                                                                    Exhibit 3.21

STATE OF MONTANA                                                 230558
OFFICE OF THE SECRETARY OF STATE                            STATE OF MONTANA
                                                                  FILED
STATEMENT OF CHANGE OF REGISTERED AGENT                       DEC. 15, 1997
AND/OR REGISTERED OFFICE                                   SECRETARY OF STATE
                                                               D - 029897

FOR THE PURPOSE OF HAVING AND CONTINUOUSLY MAINTAINING A REGISTERED AGENT AT A REGISTERED OFFICE WITHIN THE STATE OF MONTANA, THE UNDERSIGNED SUBMITS THE FOLLOWING STATEMENTS OF FACT TO THE SECRETARY OF STATE:

1.    THE EXACT NAME OF THE ENTITY:

      GREAT FALLS NORTH AMERICAN, INC.

2.    THE STREET AND MAILING ADDRESS OF THE CURRENT REGISTERED OFFICE:

      406 FULLER AVE
      BOX 1166
      HELENA                MT     59624-1166

3.    THE STREET AND MAILING ADDRESS OF THE NEW REGISTERED OFFICE:

      40 W LAWRENCE STE A
      P0 BOX 1166
      HELENA                MT     59624-1166

4.    THE NAME OF THE CURRENT REGISTERED AGENT:

      C T CORPORATION SYSTEM

5.    THE NAME OF THE NEW REGISTERED AGENT:

6. THE UNDERSIGNED FURTHER CERTIFIES THAT THE STREET ADDRESS OF THE REGISTERED OFFICE AND THE ADDRESS OF THE BUSINESS OFFICE OF THE REGISTERED AGENT, AS CHANGED, WILL BE IDENTICAL.

7. THE UNDERSIGNED FURTHER CERTIFIES THAT THE NAMED ENTITY HAS BEEN NOTIFIED OF THE CHANGE.

8. BY MY SIGNATURE, I, AS AN OFFICIAL OF THE ABOVE REGISTERED AGENT, DO CERTIFY THAT THE STATEMENTS CONTAINED THEREIN ARE TRUE, UNDER PENALTY OF LAW.


/s/ Kenneth J. Uva                                       12/15/1997
------------------------------                           ----------
SIGNATURE OF AUTHORIZED PERSON                              DATED

KENNETH J. UVA, VICE PRESIDENT
-----------------------------------------
NAME AND TITLE OF ABOVE AUTHORIZED PERSON

                                                                  F 152710
                                                              STATE OF MONTANA
                                                                    FILED
                               STATE OF MONTANA                   MAY 11 1971
                                                                 FRANK MURRAY
                   STATEMENT OF CHANGE OF REGISTERED OFFICE  SECRETARY OF STATE

                                      OF                   By /s/ [ILLEGIBLE]
                                                             ----------------
                       DOMESTIC AND FOREIGN CORPORATIONS     $2.00        Deputy
                                                             THIS DOCUMENT IS A
                              BY REGISTERED AGENT            COPY OF A PART OF
                                                             AN ORIGINAL ON FILE
                                                             IN FOLDER F 2888

TO THE SECRETARY OF STATE
 OF THE STATE OF MONTANA
 Capitol
 Helena, Montana 59601

Pursuant to the provisions of Sections 15-2212, 15-22-107, 15-2309, and 15-2371, R.C.M. 1947, for the purpose of changing the registered office address of each of the domestic and foreign corporations for which C T Corporation System is the registered agent in Montana, C T Corporation System hereby submits the following statement:

FIRST:

The name of the registered agent of each of the corporations named on the attached sheets is C T Corporation System.

SECOND:

The present address of the business office of the registered agent, and the present address of the registered office of each of the named corporations, is 11 Edwards Street, Helena, Montana 59601.

THIRD:

The address to which the business office of the registered agent and the registered office of each of the named corporations is to be changed is 406 Fuller Avenue, Helena, Montana 59601.

FOURTH:

The address of the registered office and the address of the business office of the registered agent of each of the named corporations, as changed, will be identical.

GREAT FALLS NORTH AMERICAN INC   DOM.--MONTANA

Every corporation is required under Sections 15-2211, 15-22-106, 15-2308 or 15-2370, Revised Codes of Montana, 1947, to have and continuously maintain in Montana a registered office and a registered agent at such office. Any corporation which changes its registered office or registered agent, or both, or whose agent dies or resigns or changes his or its address must file a statement of such change in the following form with the Secretary of State.

                                        (For use by the Secretary of State only)
                                                         164917

                                                    STATE OF MONTANA
                                                   FILED DEC 7, 1970
                                                      FRANK MURRAY
                                                   SECRETARY OF STATE
                                                 By /s/ Alex [ILLEGIBLE]
                                                    -----------------------
                                                                 Deputy

     STATE OF MONTANA                            Filing Fee: $2.00
       Statement of Change
of Registered Office or Registered Agent, or Both, of Corporation

TO THE SECRETARY OF STATE
 OF THE STATE OF MONTANA
 Capitol
 Helena, Montana 59601

Pursuant to the provisions of Section 15-2212, R.C.M. 1947, as a domestic profit corporation, Section 15-22-107, R.C.M. 1947, as a foreign profit corporation,
Section 15-2309, R.C.M. 1947, as a domestic nonprofit corporation, or Section 15-2371, R.C.M. 1947, as a foreign nonprofit corporation, the undersigned corporation, organized under the laws of Montana, submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Montana:

FIRST:

The name of the corporation is GREAT FALLS NORTH AMERICAN, INC.

SECOND:

The address of its present registered office is

             1111           Smelter Avenue
--------------------------------------------------------------------------------
        (street number)       (street)

Black Eagle             ,Montana 59414
--------------------------------------------------------------------------------
(city or town)                   (zip code)

SIXTH:

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

SEVENTH:

Such change was authorized by resolution duly adopted by its board of directors.

DATED: September 8, 1970

--------------------------------------------------------------------------------
                                    WARNING

"PENALTIES IMPOSED UPON OFFICERS AND DIRECTORS. Each officer and director of a corporation, domestic or foreign, who signs any articles, statement, report, application or other document filed with the secretary of state which is known to such officer or director to be false in any material respect, shall be deemed to be guilty of a misdemeanor, and upon conviction thereof may be fined in any amount not exceeding five hundred dollars ($500)."
(Sections 15-22-126 and 15-2386, R.C.M. 1947)
--------------------------------------------------------------------------------

                         GREAT FALLS NORTH AMERICAN, INC.






                            ARTICLES OF INCORPORATION

                                       OF

                         GREAT FALLS NORTH AMERICAN, INC.

      KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Montana, and we do hereby certify:

                                       I.

      The name of the corporation is GREAT FALLS NORTH AMERICAN, INC.

                                       II.

      The purposes for which it is formed are:

            (a) To buy, sell, distribute, warehouse and transport all kinds of goods, wares, merchandise and commodities, including all kinds of tangible or intangible property;

            (b) To transport, for hire, as a common or contract or private carrier, all kinds of goods, wares, merchandise and commodities, including all kinds of tangible or intangible property;

            (c) To own, lease, maintain and operate warehouses and other appropriate facilities for the storage or safe-keeping, for hire, of all kinds of goods, wares, merchandise and commodities, including all kinds of tangible or intangible property;

            (d) To acquire, in any lawful manner, and to hold, use, lease, exchange and dispose of any kind of property, real or personal, including specifically but not limited to stocks, bonds, securities or other evidences of indebtedness of this or any other corporation or of any person or person whomsoever;

            (e) To borrow and/or loan money, with or without security and to execute guaranty agreements, and to mortgage, pledge or otherwise secure with property of this corporation my indebtedness incurred by this corporation;

            (f) To do any act which facilitates the achievement of any of the aforesaid purposes.

                                      III.

      The principal place of business of the corporation shall be Great Falls, Cascade County, Montana, and until otherwise established by its Board of Directors, its' mailing address shall be 1111 Smelter Avenue, Great Falls, Montana.

                                       IV.

      The term for which the corporation is to exist is forty years from and after the date of its incorporation.

                                       V.

      The number of its directors shall be three, and the names and residences of those who will serve for the first three months, or until their successors are elected and qualified are:

         NAME                                  RESIDENCE
         ----                                  ---------
     James D. Edgett                        Fort Wayne, Indiana
     Paul Clarke                            Fort Wayne, Indiana
     Kenneth W. Maxfield                    Fort Wayne, Indiana

                                       VI.

      The amount of the capital stock of said corporation shall be Fifty Thousand shares of common stock without par value.

                                      VII.

      The amount of capital stock which has actually been subscribed is $60 and the following are the names of the persons by whom the same has been subscribed:

         NAME                 NUMBER OF SHARES              AMOUNT
         ----                 ----------------              ------

    Jams D. Edgett                    1                     $10.00
    Paul Clarke                       1                      10.00
    Kenneth W. Maxfield               1                      10.00
    M. Kavanaugh                      1                      10.00
    P. D. Webb                        1                      10.00
    B. A. Murray                      1                      10.00.

      IN WITNESS WHEREOF, the undersigned have executed this instrument this 21st day of March, 1962.

                                                  /s/ M. Kavanaugh
                                                  ----------------
                                                    M. Kavanaugh


                                                  /s/ B. A. Murray
                                                  ----------------
                                                    B. A. Murray


                                                   /s/ P. D. Webb
                                                  ----------------
                                                     P. D. Webb

STATE OF MONTANA       )
                       ) ss.
County of Yellowstone  )

      On this 21st day of March, 1962, before me, JAMES H. KILBOURNE, a Notary Public in and for the State of Montana, personally appeared M. KAVANAUGH, B. A. MURRAY and P. D. WEBB, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they created the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.


                                    /s/ [ILLEGIBLE]
                                    --------------------------------------
                                    Notary Public for the State of Montana
                                    Residing at Billings, Montana
    (NOTARIAL SEAL)                 My commission expires December 8, 1962


[ILLEGIBLE]